Exhibit 99.1

TriplePoint Capital and TriplePoint Venture Growth BDC Corp. Announce
Management Transition
Menlo Park, Calif., September 21, 2026 — TriplePoint Capital, a leading Sand Hill Road-based global investment platform which provides customized debt financing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high-growth industries, today announced a management transition. Sajal Srivastava, Co-Founder and Co-CEO of TriplePoint Capital will leave the company, effective as of the close of business on December 31, 2026, and Jim Labe, Co-Founder and Co-CEO, will assume the role of sole CEO of TriplePoint Capital at year’s end.
“I want to thank Sajal for his significant contributions to the TriplePoint Capital platform over the past 23 years,” said Mr. Labe. “We built TriplePoint into an industry leading and differentiated venture lending platform, backed by committed capital and a strong team, that has committed over $15 billion to more than 1,000 companies across the globe to date. I’m proud of the business we’ve created and excited as TriplePoint continues to work with our venture partners and invest in leading VC-backed companies to take advantage of strong long-term market trends. I’m also pleased to announce the appointment of Ian Schworer to the newly created role of Chief Investment Officer of TriplePoint Capital. Ian is a 12-year veteran at TriplePoint and has helped manage our multi-billion dollar portfolio across sectors such as AI infrastructure, defense technology, deep tech, healthcare, and other high growth industries. I look forward to continuing to work with him in this expanded role.”
“I am deeply proud of what Jim and I have accomplished in building TriplePoint Capital into an industry leading platform on a global basis, as well as the advancements and creativity we introduced to the venture lending industry,” said Mr. Srivastava. “I’m excited to begin a new chapter and continue my passion for driving innovation in the venture capital ecosystem.”
As part of the transition, at year’s end, Mr. Srivastava will also be leaving his role as President and Chief Investment Officer of TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (“TPVG”) and TriplePoint Private Venture Credit Inc. (“TPVC”). He will continue to serve as a Director on the Board of Directors of TPVG and TPVC until the close of business on December 31, 2026.
Ian Schworer has been appointed to serve as the Chief Investment Officer of TPVG and TPVC, effective as of close of business on December 31, 2026, after a 20-year career in venture lending, investment banking, management consulting and computer & systems engineering roles. Mr. Schworer has worked at TriplePoint Capital in various investment capacities since March 2014, including most recently as Chief Credit Officer. Earlier in his career, Mr. Schworer advised leading technology companies on IPOs, M&A, and financing transactions at Barclays, and served in consulting roles with Booz Allen Hamilton, as well as Engineering roles at Lockheed Martin and Intel. Mr. Schworer received an M.B.A. from U.C. Berkeley Haas School of Business, and an M.S. and B.S. in Computer and Electrical Engineering from Virginia Tech.
For more than two decades, TriplePoint Capital has supported category-defining entrepreneurs and companies, navigating multiple market cycles with the consistency that gives entrepreneurs and venture investors confidence and stability in any environment. Building on its more than $15 billion of commitments since inception, TriplePoint closed more than 50 debt financing and equity financing and equity investment transactions in the first half of 2026. These financings have ranged from $10 million to $150 million with leading companies across high growth sectors such as AI infrastructure, enterprise software, defense technology, deep tech and healthcare.
ABOUT TRIPLEPOINT CAPITAL
TriplePoint Capital is a Sand Hill Road-based global investment platform which provides customized debt financing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high-growth industries. Since TriplePoint's launch in 2006, they've provided more than $15 billion in commitments to over 1,000 venture capital-backed companies across the globe. For more information about the TriplePoint Capital, visit https://www.triplepointcapital.com.
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments primarily to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, investment activity, financial condition or results of operations and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, investment activity, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com
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